UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 30, 2008

Date of Report (Date of earliest event reported)

MPC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

906 East Karcher Road, Nampa, ID 83687

(Address of principal executive offices)

(208) 893-3434

(Registrant’s telephone number, including are code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement.

Fourth and Second Amendments to Account Purchase Agreement

In November 2006, MPC Corporation’s wholly owned subsidiary MPC Computers, LLC (“MPC Computers”) and its subsidiaries MPC-G, LLC (“MPC-G”) and MPC Solutions Sales, LLC (“MPC-S”) entered in to Account Purchase Agreements with Wells Fargo Bank, NA through its operating division, Wells Fargo Business Credit (WFBC) where WFBC would purchase, at its discretion, eligible accounts receivable from MPC Computers, MPC-G and MPC-S. The transaction is more fully described in our Current Report on Form 8-K filed November 22, 2006; which is hereby incorporated by reference.

On October 1, 2007, MPC Corporation, through its wholly-owned subsidiary MPC-PRO LLC, (“MPC-PRO”), purchased from Gateway, Inc and Gateway Technologies, Inc.,, the Gateway Professional Division, pursuant to an Asset Purchase Agreement dated September 4, 2007 (a copy of such agreement was filed with the Current Report on Form 8-K filed on September 6, 2007 and is incorporated herein by reference). The acquisition included the purchase of all of the capital stock of Gateway Companies Inc., (“GCI”), and the membership interests of Gateway Professional, LLC, (“GP”), and Gateway Pro Partners, LLC, (“GCC”). The transaction is more fully described in our Current Report on Form 8-K filed October 9, 2007; which is hereby incorporated by reference.

Concurrent with the acquisition of the Professional Business MPC PRO and GCI entered in to Account Purchase Agreements with WFBC where WFBC would purchase at its discretion, eligible accounts receivable from MPC-Pro and GCI. The transaction is more fully described in our Current Report on Form 8-K filed October 9, 2007; which is hereby incorporated by reference.

On October 30, 2008, MPC-G, MPC-S, and MPG-S and WFBC entered into their Fourth Amendment to the Account Purchase Agreements and MPC-PRO and GCI entered into the Second Amendment to their Account Purchase Agreements. Among other items, under the amendments WFBC agrees that under the terms of the Account Purchase Agreements, it will provide additional funding of up to $3,500,000. Additionally, we have agreed that we are in default of the Account Purchase Agreements and waive all claims we may have against WFBC under the Account Purchase Agreements and additional funding provided. We agreed to pay an accommodation of fee of $100,000 for this additional funding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPC CORPORATION

Date: November 5, 2008	By: /s/ Curtis Akey Curtis Akey Vice President & Chief Financial Officer